UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 30, 2008

QPC LASERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28153	20-1568015
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15632 Roxford Street, Sylmar, California		91342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 986-0000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

QPC Lasers, Inc. (the “Company”) is filing this second amendment on Form 8-K/A (the “Amendment”) to the Company’s Form 8-K filed on July 3, 2008 (the “Form 8-K”), as initially amended by Form 8- K/A filed on August 18, 2008 (the “Form 8-K/A”), for the following purposes:  (i) to file an unredacted version of the Development and Royalty Agreement previously filed in redacted form as Exhibit 10.46 and (ii) to disclose the termination of the Development and Royalty Agreement.

Item 1.02    Termination of a Material Definitive Agreement.

In the fourth quarter of 2008, the Company, its wholly-owned subsidiary, Quintessence Photonics Corporation (“Quintessence”), and HDI US, Inc. (the “Customer”) terminated the Development and Royalty Agreement by and among the Company, Quintessence and the Customer, dated June 30, 2008 (the “Agreement”), in advance of the expiration date provided in the Agreement.  Prior to the termination of the Agreement, Quintessence received an aggregate of $36,673.05 in payments under the Agreement.  No royalty payments were made to the Customer nor was any intellectual property of the Company assigned or conveyed to the Customer.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.46	Development and Royalty Agreement, dated June 30, 2008, by and among the Company, Quintessence and HDI US, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPC LASERS, INC.

Dated: April 17, 2009	By:	/s/ Jeffrey Ungar
Jeffrey Ungar
Chief Executive Officer